SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A
                                    --------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PurchasePro.com, Inc.
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             (Exact name of registrant as specified in its charter)


              Nevada                                      88-0385401
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                 3291 N. Buffalo Drive, Las Vegas, Nevada 89129
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              (Address of principal executive offices) (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
 Title of each class to be so registered         class is to be registered
-----------------------------------------   ------------------------------------

                 None                                      None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

     Securities Act registration statement file number to which this form relates: 333-80165

     Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.01 PAR VALUE PER SHARE
                    ---------------------------------------
                                (Title of class)

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

     In response to this item, incorporated by reference is the description of the Common Stock, $0.01 par value per share (the "Common Stock"), of PurchasePro.com, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated June 8, 1999 that forms a part of the Registrant's Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-80165).

Item 2.   EXHIBITS.
          --------

     The following exhibits are filed as a part of this Registration
Statement:


     Exhibit
      Number                       Description of Document
-----------------   ----------------------------------------------------------


     3(i).1         Amended and Restated Articles of Incorporation.

     3(ii).1        Bylaws of the Registrant, as amended.

     3(i).2 Form of Amended and Restated Articles of Incorporation to be filed prior to completion of this offering.

     3(ii).2 Form of Amended and Restated Bylaws to be filed prior to completion of this offering.

     4.1            Form of Common Stock Certificate.

     10.6 First Amended and Restated Stockholders Agreement dated as of April 30, 1999 between the Registrant and the holders of Series A Preferred Stock and Series B Preferred Stock.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  June 21, 1999

                                   PURCHASEPRO.COM, INC.




                                   By    /s/ Charles E. Johnson, Jr.
                                     -------------------------------------
                                             Charles E. Johnson, Jr.
                                       Chairman and Chief Executive Officer

                               INDEX TO EXHIBITS
                               -----------------

     Exhibit
      Number                                 Exhibit
-----------------   ----------------------------------------------------------


     3(i).1         Amended and Restated Articles of Incorporation.

     3(ii).1        Bylaws of the Registrant, as amended.

     3(i).2 Form of Amended and Restated Articles of Incorporation to be filed prior to completion of this offering.

     3(ii).2 Form of Amended and Restated Bylaws to be filed prior to completion of this offering.

     4.1            Form of Common Stock Certificate.

     10.6 First Amended and Restated Stockholders Agreement dated as of April 30, 1999 between the Registrant and the holders of Series A Preferred Stock and Series B Preferred Stock.